SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

THE TRIZETTO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2004

Dear Fellow Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2004 Annual Meeting of Stockholders of The TriZetto Group, Inc. on Thursday, May 13, 2004, at 9:00 a.m., at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide information about TriZetto. Also enclosed is a proxy/voting instruction card and TriZetto’s Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy/voting instruction card promptly, or vote by telephone or over the Internet, if telephone or Internet voting is available to you. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

Sincerely,

Jeffrey H. Margolis

Chairman of the Board, Chief Executive Officer and President

Notice of Annual Meeting of Stockholders

May 13, 2004

The 2004 Annual Meeting of Stockholders of The TriZetto Group, Inc. will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660, on Thursday, May 13, 2004, at 9:00 a.m., for the following purposes:

1.	To elect three Class II directors for a three-year term;

2.	To approve the amendment and restatement to the 1998 Stock Option Plan of TriZetto;

3.	To ratify the appointment of Ernst & Young LLP as our independent public accountants for 2004; and

4.	To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 26, 2004 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

The Annual Report to Stockholders of TriZetto for the fiscal year ended December 31, 2003 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 26, 2004. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy/voting instruction card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, instructions are printed on the voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors,

James J. Sullivan

Senior Vice President, General Counsel and Secretary

April 15, 2004

Newport Beach, California

PROXY STATEMENT

GENERAL INFORMATION

The Company

The TriZetto Group, Inc. (“TriZetto” or the “Company”) offers a broad portfolio of healthcare information technology products and services that can be delivered individually or combined to create a comprehensive solution. The Company provides leading proprietary and third-party software products, outsourced services, and strategic and implementation consulting. TriZetto is focused on three healthcare markets: payers, benefit administrators and physician groups. Our corporate offices are located at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. Our telephone number is 949-719-2200 and our corporate website address is www.trizetto.com.

Proxy Solicitation

On April 15, 2004, we began mailing these proxy materials to all registered owners (sometimes called record holders) of TriZetto common stock at the close of business on March 26, 2004. We have sent this Proxy Statement to you because the Board of Directors of the Company is requesting your proxy to vote at the 2004 Annual Meeting and at any adjournment or postponement of such meeting. A copy of this Proxy Statement also has been sent to beneficial owners of TriZetto common stock whose shares were held in “street-name” by banks, brokers and other record holders at the close of business on March 26, 2004.

Solicitation of proxies is expected to be made primarily by mail. However, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone or in person to request that proxies be furnished. We may reimburse banks, brokers, custodians, nominees, fiduciaries and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

Voting

If you are a registered owner (meaning that your shares are registered in TriZetto’s records as being owned in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•	By proxy—You may complete the proxy card and mail it in the postage-paid envelope provided; or

•	In person—You may attend the Annual Meeting and cast your vote there.

If you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf. In addition to returning the instruction card by mail, you may be able to provide voting instructions by using the Internet or telephone. The Internet and telephone instructions provided by the record holder are designed to authenticate your identity, allow you to give your voting instructions, and to confirm that your voting instructions have been properly recorded. Please be aware that you may incur costs such as telephone and Internet access charges, for which you will be responsible, if you vote by telephone or over the Internet.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

1.	Election of three Class II directors for a three-year term;

2.	Approval of the amendment and restatement to the 1998 Stock Option Plan of TriZetto; and

3.	Ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2004.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to TriZetto’s Corporate Secretary at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 or (c) attending the Annual Meeting and voting in person. In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting. The beneficial holder also must obtain from such record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares in person.

Record Date, Quorum and Voting Requirements

Only holders of record of TriZetto common stock at the close of business on March 26, 2004 will be eligible to vote at the Annual Meeting. As of the close of business on March 26, 2004, TriZetto had 47,046,808 shares of common stock outstanding. Each share of common stock is entitled to one vote.

A quorum of shares is necessary to hold a valid stockholders’ meeting. TriZetto’s bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of stockholders. Shares for which an “abstention” from voting is observed, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes”), will be counted for purposes of establishing a quorum.

Directors will be elected by a plurality of votes cast at the Annual Meeting. This means that the three nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not be counted for purposes of the election of directors.

For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

Security Ownership of Management and Certain Beneficial Owners

The following table shows the number of shares of common stock beneficially owned as of March 31, 2004 by (a) each person (or group of affiliate persons) who is known by us to beneficially own 5% or more of our outstanding common stock, (b) each of our directors, (c) each of the Named Executive Officers (as defined below) listed in the Summary Compensation Table below and (d) all current directors and executive officers of the Company as a group. The information in the table is based upon information available to us as of March 31, 2004.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)
	Number	% of Class
IMS Health Incorporated 1499 Post Road Fairfield, CT 06824	12,142,857	25.81%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	5,387,550	11.45%
Dimensional Fund Advisors Inc.(4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,582,578	5.49%
David M. Thomas(5)	12,155,732	25.83%
Jeffrey H. Margolis(6)	2,759,475	5.84%
Paul F. LeFort(7)	58,775	< 1%
Donald J. Lothrop(8)	38,555	< 1%
Willard A. Johnson, Jr.(9)	21,775	< 1%
Lois A. Evans(10)	1,875	< 1%
Thomas B. Johnson(11)	1,875	< 1%
Daniel J. Spirek(12)	425,100	< 1%
Anthony Bellomo(13)	320,312	< 1%
John E. Kao(14)	271,470	< 1%
Michael J. Sunderland(15)	181,245	< 1%
All current directors and executive officers as a group (14 persons)(16)	16,200,040	33.44%

(1)	Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.
(2)	The beneficial ownership is calculated based on 47,046,983 shares of our common stock outstanding as of March 31, 2004. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 31, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws and as otherwise set forth below, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Wellington Management Company, LLP has shared voting power with respect to 3,752,150 shares and shared investment power with respect to 5,387,550 shares.
(4)	Dimensional Fund Advisors Inc. has sole voting and investment power with respect to 2,582,578 shares. It disclaims beneficial ownership of these shares.
(5)	Consists of 12,142,857 shares held by IMS Health Incorporated. Mr. Thomas is the Chairman of the Board and Chief Executive Officer of IMS Health Incorporated and disclaims beneficial ownership of such shares. Also includes Mr. Thomas’ options for 12,875 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(6)	1,908,400 shares are held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. 100,000 shares are held in two additional trusts over which Mr. Margolis has sole voting power and Mr. Margolis disclaims beneficial ownership in 50,000 of such shares. Includes options for 550,000 shares of common stock granted by Raymond D. Croghan to Mr. Margolis, which are immediately exercisable. Also includes Mr. Margolis’ options for 201,075 shares of common stock, which are exercisable within 60 days of March 31, 2004.

(7)	Includes 21,000 shares held by Mr. LeFort’s wife, as trustee of a trust of which she is the sole beneficiary; Mr. LeFort disclaims beneficial ownership of such shares. Also includes options for 17,875 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(8)	Includes options for 12,875 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(9)	Includes options for 15,375 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(10)	Includes options for 1,875 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(11)	Includes options for 1,875 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(12)	Includes options for 166,100 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(13)	Includes options for 237,750 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(14)	Includes 38,110 shares of restricted common stock. Also includes options for 175,250 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(15)	Includes options for 45,500 shares of common stock, which are exercisable within 60 days of March 31, 2004.
(16)	Includes 213,110 shares of restricted common stock and options for 1,394,313 shares of common stock, which are exercisable within 60 days of March 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and certain persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission (the “SEC”). These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such reports furnished to us, or written representations that no annual Form 5 reports were required, we believe that all forms required under Section 16(a) of the Exchange Act applicable to our directors, executive officers and any persons holding 10% or more of our common stock were timely filed with respect to our fiscal year ended December 31, 2003, except that Michael J. Sunderland did not timely file a Form 4 for four transactions occurring on a single day in February 2003. A Form 4 covering these transactions was filed in March 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, divided into three classes. Directors in each class serve a staggered term of three years. The term of the Class I directors, Willard A. Johnson, Jr. and Paul F. LeFort, expires at the Annual Meeting of Stockholders in 2006. The term of the Class II directors, Lois A. Evans, Thomas B. Johnson and David M. Thomas, expires at the Annual Meeting of Stockholders in 2004. The term of the Class III directors, Jeffrey H. Margolis and Donald J. Lothrop, expires at the Annual Meeting of Stockholders in 2005.

The Board of Directors proposes that Lois A. Evans, Thomas B. Johnson and David M. Thomas be elected at the 2004 Annual Meeting to serve as Class II directors for a three-year term expiring at the 2007 Annual Meeting. Unless you otherwise instruct, the enclosed proxy will be voted in favor of Lois A. Evans, Thomas B. Johnson and David M. Thomas, each of whom are now Class II directors. If Ms. Evans, Mr. Johnson or

Mr. Thomas becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board has no reason to believe that any of Ms. Evans, Mr. Johnson or Mr. Thomas will be unavailable to serve.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF LOIS A. EVANS, THOMAS B. JOHNSON AND DAVID M. THOMAS

The names and certain information concerning the nominee directors standing for election at the 2004 Annual Meeting and the other continuing members of our Board of Directors are set forth below. Each of the nominee directors has been nominated for election by the Company’s Nominating and Corporate Governance Committee and Board of Directors.

Directors Standing for Election

Class II Directors—For a Term to Expire in 2007

Lois A. Evans, 52, has been a director since March 2003. From May 1977 until she retired in June 2002, Ms. Evans served in various positions with Deloitte Consulting, including Managing Partner of the Southern California and Washington D.C. practices and Lead Client Service Partner for major healthcare industry clients such as Kaiser Permanente, Blue Shield of California, Blue Cross of California and Duke University Medical Center. Ms. Evans received her B.A. in Economics in 1973 and her M.A. in Architecture and Urban Planning in 1975, both from the University of California at Los Angeles.

Thomas B. Johnson, 65, has been a director since March 2003. From October 1995 until he retired in March 2001, Mr. Johnson served as an officer of CNA Financial Corporation and held such positions as Group Vice President of Provider Markets and Chairman and Chief Executive Officer of CNA Health Partners, Inc. Mr. Johnson is currently performing independent consulting services for organizations in the healthcare industry. From July 1964 to September 1995, Mr. Johnson held various positions with Deloitte & Touche, concluding with Partner, Management Consulting. During most of his 31-year career with Deloitte & Touche, Mr. Johnson provided management and financial consulting services to healthcare industry clients. He received his B.S. in Industrial Engineering from Northwestern University in 1962 and his M.B.A. in Accounting and Finance from the University of Chicago in 1964. Mr. Johnson received his Certified Public Accountant certificate from the State of Illinois in 1965.

David M. Thomas, 54, has been a director since January 2001. Since November 2000, Mr. Thomas has served as Chief Executive Officer and Chairman of the Board of IMS Health Incorporated, a leading provider of information solutions to the pharmaceutical and healthcare industries. From January 1998 to October 2000, Mr. Thomas served as Senior Vice President and Group Executive for IBM and was responsible for the global Personal Systems Group. From January 1996 to January 1998, Mr. Thomas served as General Manager, Global Industries, for IBM and was responsible for sales and support of top customers of IBM. From August 1995 to January 1996, Mr. Thomas was General Manager of IBM North America. Prior to 1995, Mr. Thomas held various executive positions at IBM; he originally joined IBM in 1972 as a marketing representative. Mr. Thomas serves on the board of directors of three public companies: IMS Health Incorporated, MONY Group, Inc., and Fortune Brands. Mr. Thomas received his B.S. in Industrial Engineering in 1971 and his M.S. in Engineering in 1972, both from the University of Florida. Under the Stockholder Agreement between IMS Health Incorporated and TriZetto, IMS has the right to designate one individual to be a Class II director of TriZetto. Mr. Thomas has been designated by IMS Health Incorporated to be its nominee on TriZetto’s Board of Directors.

Directors Continuing in Office

Class I Directors—Terms Expire in 2006

Willard A. Johnson, Jr., 58, has been a director since October 2000. For most of the period from June 1975 until he retired in August 1998, Mr. Johnson served in various positions for Andersen Consulting (now known as Accenture), including his final position as Office Managing Partner (Denver). During most of his 24-year career with Accenture, Mr. Johnson provided information technology expertise to the healthcare industry. Mr. Johnson received his B.A. in Psychology from Dartmouth College in 1968 and his M.B.A. from Harvard Business School in 1975.

Paul F. LeFort, 63, has been a director since April 1999. From October 1995 until he retired in January 2000, Mr. LeFort served as the Chief Information Officer for UnitedHealth Group Incorporated, a health and well being company. Mr. LeFort is currently performing independent consulting services to a variety of venture capital firms and healthcare-related organizations. From November 1994 to October 1995, Mr. LeFort was the Senior Vice President and Chief Information Officer for The MetraHealth Companies, Inc., jointly owned by Travelers Insurance Company and Metropolitan Life Insurance Company. From 1975 to 1994, Mr. LeFort served as a senior partner at Deloitte & Touche Management Consulting for Health Care Information Systems. Mr. LeFort received his B.S. in Physics and Economics from Boston College in 1962.

Class III Directors—Terms Expire in 2005

Donald J. Lothrop, 44, has been a director since April 1998. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a Managing Member of Delphi Management Partners III, L.L.C. since March 1995, a Managing Member of Delphi Management Partners IV, L.L.C. since October 1997 and a Managing Member of Delphi Management Partners V, L.LC. since April 2000, all of which are venture capital firms. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare industry. From 1989 to 1990, Mr. Lothrop worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop received his B.S. in Accounting from Pennsylvania State University in 1981 and his M.B.A. from Harvard Business School in 1989.

Jeffrey H. Margolis, 40, is our co-founder and has served as our Chief Executive Officer, President and Director since inception. In August 1999, Mr. Margolis was named Chairman of the Board. From July 1994 to February 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corporation, a managed care organization. From November 1992 to June 1994, Mr. Margolis served as Vice President and Chief Information Officer of TakeCare, Inc., a managed care organization. From September 1989 to October 1992, Mr. Margolis held various executive positions, including Vice President and Chief Operating Officer of Comprecare, a managed care organization. From June 1984 to September 1989, Mr. Margolis served in various positions with Andersen Consulting (now known as Accenture), including his final position as Manager, Healthcare Consulting. Mr. Margolis received his B.S. in Business Administration—Management Information Systems from the University of Illinois at Urbana-Champaign in 1984. Mr. Margolis received a Certified Public Accountant certification from the State of Illinois in 1984 and from the State of Colorado in 1988.

General Information

Board of Directors

Our Board of Directors is responsible for supervision of the overall affairs of the Company. To assist in carrying out its duties, the Board has delegated authority to three committees. During 2003, our Board held 8 meetings (including telephonic meetings). Each incumbent director who served during this period attended at least 75% of the Board and 75% of the committee meetings held during the period in which he or she was a director or committee member, except for Mr. Thomas, who attended less than 75% of the Audit Committee meetings.

The Company does not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Mr. Margolis attended the 2003 Annual Meeting of Stockholders held on May 14, 2003.

Director Independence

Each of the Company’s directors is deemed to be an independent director as defined in the Nasdaq Listing Standards, except for Mr. Margolis, who serves as the Company’s Chief Executive Officer and President.

Executive Sessions

Typically, the independent directors meet in executive session, without any members of management present, in conjunction with each regularly scheduled Board meeting. Executive sessions may also be held in conjunction with special Board meetings. The Board met in executive session twice during 2003. The Lead Director or another independent director chairs these sessions.

Lead Director

Our Corporate Governance Guidelines (described in the following section) require the Board to designate a Lead Director when the Chairman of the Board also serves as Chief Executive Officer. The Board has designated Mr. LeFort as its Lead Director. Mr. LeFort is an independent director as defined in the Nasdaq Listing Standards. As Lead Director, Mr. LeFort’s duties include chairing executive sessions of the Board, conferring with the Company’s Chief Executive Officer on Board meeting schedules, agendas and other matters, facilitating the flow of information to the Board, participating in the evaluation of the Chief Executive Officer by the Company’s Compensation Committee and the Board, and any other duties assigned by the Board from time to time. In the event of the incapacity or death of the Chairman of the Board, the Lead Director will assume a leadership role, pending a formal succession plan or appointment of an interim Chief Executive Officer.

Corporate Governance

Our Board of Directors is committed to effective corporate governance practices. We have adopted the Code of Business Conduct and Ethics (the “Code of Ethics”), which summarizes the basic principles and standards of conduct to guide all of our directors, officers and employees in our goal to achieve the highest business and personal ethical standards, as well as compliance with the laws and regulations that apply to our business. In October 2003, the Board adopted Corporate Governance Guidelines (the “Guidelines”) in an effort to continue to enhance and promote corporate governance and to promote the effective functioning and performance of the Board of Directors and its committees. All of the corporate governance documents, including the Code of Ethics, Guidelines and committee charters, are available on the Corporate Governance section of the Company’s website. Our website address is www.trizetto.com. The Code of Ethics also has been incorporated by reference as an exhibit to our 2003 Annual Report on Form 10-K.

The Guidelines address a number of important issues such as:

•	Selection process and qualifications for Board membership;

•	Board composition, structure, operation and compensation;

•	Annual performance reviews for the Board and each committee;

•	Management succession planning;

•	Committee composition; and

•	Annual performance reviews for the Chief Executive Officer.

Our Board of Directors and management have reviewed the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and Nasdaq Listing Standards regarding corporate governance policies and procedures. We believe that our Corporate Governance Guidelines and committee charters meet current requirements and reflect high standards of corporate governance.

Committees of the Board

The Board of Directors has three standing committees:

•	Audit Committee;

•	Compensation Committee; and

•	Nominating and Corporate Governance Committee.

The Audit Committee of the Board currently is comprised of three directors selected by our Board. The current members of the Audit Committee are Thomas B. Johnson (Chairman), Willard A. Johnson, Jr. and Paul F. LeFort. Mr. Willard Johnson and Mr. Thomas Johnson joined TriZetto’s Audit Committee in January and April 2003, respectively. Mr. David Thomas—who serves as Chairman of the Board and Chief Executive Officer of IMS Health Incorporated, TriZetto’s largest stockholder—resigned as a member of the Audit Committee in July 2003 to ensure that all members of the Audit Committee are independent, as independence for audit committee members is defined in the Nasdaq Listing Standards.

The Board has determined that Thomas Johnson is an “audit committee financial expert” as such term is defined in rules of the SEC, and that each member of the Audit Committee is financially literate as defined in the Nasdaq Listing Standards. Each member of the Audit Committee also is “independent” as independence for audit committee members is defined in the Nasdaq Listing Standards.

The Audit Committee acts pursuant to the written Audit Committee Charter approved by the Board of Directors. The current Audit Committee Charter is attached as Appendix A. It is also available on the Corporate Governance section of the TriZetto website. Our website address is www.trizetto.com. Pursuant to its charter, the Audit Committee is authorized to handle all matters that it deems appropriate regarding our independent public accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. The Audit Committee held eight meetings (including telephonic meetings) during the fiscal year ended December 31, 2003.

The Compensation Committee of the Board currently is comprised of three directors selected by our Board. The current members of the Compensation Committee are Paul F. LeFort (Chairman), Lois A. Evans and Donald J. Lothrop. Ms. Evans joined TriZetto’s Compensation Committee in April 2003. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Listing Standards. The Compensation Committee acts pursuant to the written Compensation Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the TriZetto website, www.trizetto.com. The responsibilities of the Compensation Committee include advising the Board on officer and employee compensation. The Compensation Committee establishes and reviews all compensation programs for our executive officers and other key employees. The Compensation Committee held 13 meetings (including telephonic meetings) during the fiscal year ended December 31, 2003.

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board currently is comprised of two directors selected by our Board. The current members of the Governance Committee are Donald J. Lothrop (Chairman) and Willard A. Johnson, Jr. Mr. LeFort served as a member of the Committee until April 2003. Each member of the Governance Committee is an independent director as defined in the Nasdaq Listing Standards. The Governance Committee acts pursuant to the written Nominating and Corporate Governance Committee Charter approved by the Board of Directors. The charter is available on the Corporate Governance section of the TriZetto website, www.trizetto.com. The functions of the Governance Committee include seeking, identifying and recommending candidates for election to the Board of Directors, evaluating the performance of the Board and Board committees, and assisting the Board in developing and overseeing the implementation of corporate governance guidelines and principles. The Governance Committee held six meetings (including telephonic meetings) during the fiscal year ended December 31, 2003.

Members of the Board of Directors, management or stockholders may recommend director candidates. The Governance Committee also may use the services of an executive search firm to help identify and evaluate possible nominees for director. Stockholders may recommend nominees for membership on the Board to the Governance Committee by submitting the names and qualifications in writing to the Corporate Secretary of the Company at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. TriZetto’s bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an annual meeting of stockholders, which are described in the section entitled “Stockholder Proposals” below. A stockholder’s recommendation of a qualified candidate that is made in accordance with these procedures will be subject to the same evaluation process as other nominees considered by the Governance Committee.

In assessing each potential candidate, the Governance Committee will review the nominee’s experience, training, education, independence, understanding of the Company’s or other related industries and such other factors the Committee determines appropriate in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership as are the needs of the Company and the range of talent and experience already represented on the Board. The Governance Committee will also take into account the ability and willingness of a candidate to devote the time and effort necessary to fulfill his or her responsibilities.

Compensation of Directors

The Governance Committee annually reviews and evaluates the adequacy of Director compensation and benefits, and recommends changes, if any, to the Board of Directors for approval. Each of our non-employee directors receives an annual retainer of $15,000, paid quarterly, for serving on the Board, and an annual retainer of $7,500, also paid quarterly, for each committee on which he or she sits. The Chairman of the Audit Committee receives an additional annual retainer of $7,500, paid quarterly.

Each of our directors is eligible to receive stock option grants under our 1998 Stock Option Plan, which was recently amended and restated as described in Proposal Two below. During 2003, each of our non-employee directors received an option to purchase 7,500 shares of our common stock. This year, Mr. LeFort, our Lead Director, received an option to purchase 10,000 shares of our common stock and each of the other non-employee directors received an option to purchase 7,500 shares our common stock. The options vest in 25% increments on each of the four annual anniversaries of the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

Information regarding Jeffrey H. Margolis, our Chief Executive Officer and President, is set forth above under Directors Continuing in Office—Class III Directors. The names and certain information concerning our other executive officers are set forth below.

Anthony Bellomo, 50, joined us in October 2000 as our Executive Vice President and Division President of HealtheWare, our application software unit. He served in this capacity until January 2004 when he was named Executive Vice President, Enterprise Software. From March 1994 to October 2000, Mr. Bellomo served as President of Erisco Managed Care Technologies, Inc. (“Erisco”), a managed care software development company that we acquired in October 2000. Prior to being named President of Erisco, Mr. Bellomo held various positions with Erisco since 1977. He received his B.S. in Systems Engineering from Polytechnic Institute of New York in 1975.

Debra A. Brighton, 49, joined us in January 1998 as our Vice President of Applications, a position she held until December 2000. From December 2000 until June 2002, Ms. Brighton held the position of Vice President of

Business Integration. In July 2002, she was promoted to Senior Vice President of Organizational Effectiveness. Prior to joining TriZetto, Ms. Brighton was a Senior Manager for Andersen Consulting (now known as Accenture) from March 1997 to December 1997. From July 1994 to March 1997, she was Associate Vice President of Managed Care Systems for FHP International, a managed care organization. Prior to July 1994, Ms. Brighton held various information technology management positions at TakeCare, Inc., United HealthCare Corporation, and Lincoln National Insurance, health insurance organizations, and various software development management positions at Cycare Systems, Inc.

Richard M. Fitzgerald, 48, joined us in December 2000 as our Vice President, Benefits Administration Services and Operations. He held this position until October 2001, when he was named Senior Vice President, Benefits Administration. He served in this capacity until January 2004, when he was promoted to Senior Vice President, Enterprise Conectivity. From February 1994 to November 2000, Mr. Fitzgerald held various positions, ranging from Director of Development through Senior Vice President of Client Services, with Resource Information Management Systems, Inc., a provider of automated claims processing technology for healthcare benefits administrators, which we acquired in December 2000. From October 1991 to January 1994, Mr. Fitzgerald served as Systems Manager of Business Systems Corporation of America, which was owned by a consortium of Blue Cross/Blue Shield Plans. From December 1990 to September 1991, Mr. Fitzgerald served as Production Manager of SOTRISS Corporation, a division of Lincoln National Corporation, which developed group health applications for third party administrators and small to mid-sized insurance companies. From June 1978 to November 1990, Mr. Fitzgerald served in various positions with Policy Management Systems Corporation, concluding with Director of its Research and Development Division. Mr. Fitzgerald received his B.S. in Computer Science/Marketing from Northern Illinois University in 1980.

Patricia E. Gorman, 48, joined us in February 2003 as our Executive Vice President, Business Solutions. From August 2000 to February 2002, Ms. Gorman served as Executive Vice President of Corporate Operations for Time Warner Telecom. From June 1977 to July 2000, Ms. Gorman held various positions with AT&T. She received her B.S in Marketing from Fairleigh Dickinson University in 1977 and her M.B.A. from Seton Hall in 1986.

John E. Kao, 42, is our Executive Vice President, Business Development. He joined us in December 2001 and was appointed Executive Vice President and Chief Revenue Officer in January 2002. From January 2001 to December 2001, Mr. Kao served as General Partner and Chief Financial Officer of Marketocracy, Inc., a mutual fund management company. From February 1997 to December 2000, Mr. Kao served in various positions with Pacificare Health Systems, Inc., a health maintenance organization, including his final position as President and Chief Executive Officer, Ventures Division. From March 1995 to February 1997, Mr. Kao served as Vice President, Mergers and Acquisitions of FHP International, Inc., a managed care organization. From September 1987 to March 1995, Mr. Kao served as Director, Investment Banking of Bankamerica Securities, Inc., a division of Bank of America. Mr. Kao received his B.S. in Finance from Santa Clara University in 1983 and his MBA in Finance from the University of California at Los Angeles in 1987.

James C. Malone, 55, joined us as our Senior Vice President of Finance in January 2004 and was appointed Chief Financial Officer in March 2004, replacing Michael J. Sunderland in this position. From January 1997 until he retired in January 2002, Mr. Malone served as Senior Vice President of Cognizant Corporation and IMS Health Incorporated, with his last role being Chief Financial Officer of IMS Health Incorporated. Prior to 1997, Mr. Malone held various executive and management positions in finance for Dun & Bradstreet, Reuben H. Donnelley, Siemens AG and Price Waterhouse. Mr. Malone received his B.S. in Accounting from St. Francis College in 1973. He received his Certified Public Accountant certification from the State of New York in 1975.

James J. Sullivan, 46, joined us as our Vice President of Legal Affairs in August 2001 and was appointed General Counsel and Secretary in July 2002. He was promoted to Senior Vice President in July 2003. Before joining TriZetto, Mr. Sullivan ran a legal and consulting practice focused on general corporate and securities law for technology and emerging-growth companies. From March 1997 to June 2000, Mr. Sullivan was Senior Vice President, General Counsel and Secretary of Long Beach Financial Corporation and its wholly owned subsidiary, Long Beach Mortgage Company, a sub-prime mortgage lender. From July 1991 to March 1997, Mr. Sullivan served as Vice President and Legal Counsel of American Savings Bank, F.A. From October 1985 to March 1987, Mr. Sullivan was employed as an associate at the law firm of Gibson, Dunn & Crutcher LLP. Mr. Sullivan began his career with Arthur Young & Company, now Ernst & Young LLP, where he was employed as an accountant from 1980 to 1982. Mr. Sullivan received in his B.A. in Business Administration from the University of Southern California in 1980 and his J.D. from Loyola Law School of Los Angeles in 1985. He received his Certified Public Accountant certification from the State of California in 1982.

Compensation

The following table sets forth the compensation earned during the three fiscal years ended December 31, 2001, 2002 and 2003 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2003 and whose total salary and bonus during such year exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation(1)				Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation(2)
Name and Principal Position	Year	Salary		Bonus
Jeffrey H. Margolis Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	$ $ $	396,834 355,000 300,000	$ $ $	82,000 365,000 190,000		— — —	150,000 149,000 106,900	$ $ $	6,000 5,500 5,100

Anthony Bellomo Executive Vice President, Enterprise Software	2003 2002 2001	$ $ $	258,938 260,000 250,000	$ $ $	40,500 175,000 187,500		— — —	75,000 50,000 50,000	$ $ $	6,000 5,500 5,100

John E. Kao(3) Executive Vice President, Business Development	2003 2002 2001	$ $ $	258,938 260,000 5,000	$ $	40,500 179,000 —	$	— 1,000,000 —	75,000 50,000 250,000		— — —

Michael J. Sunderland(4) Senior Vice President	2003 2002 2001	$ $ $	227,876 220,000 190,000	$ $ $	68,542 140,000 100,000		— — —	40,000 40,000 5,200	$ $ $	4,558 5,500 5,100

Daniel J. Spirek(5) Senior Vice President, Solutions Architecture	2003 2002 2001	$ $ $	258,938 260,000 250,000	$ $ $	32,000 175,000 100,000		— — —	75,000 50,000 55,800	$ $ $	6,000 5,500 5,100

(1)	The table does not reflect certain personal benefits that in the aggregate are less than the lower of $50,000 or 10% of each Named Executive Officer’s annual salary and bonus. Mr. Margolis’ compensation excludes $28,250 of loan forgiveness in 2001 and $26,625 of loan forgiveness in 2002. In connection with Mr. Margolis’ earlier employment agreement, dated April 30, 1998, we loaned Mr. Margolis $100,000 in exchange for a promissory note in the principal sum of $100,000, bearing interest at 6.5% per year. We forgave $25,000 of the principal amount of this note and the related interest on each of April 30, 1999, April 30, 2000, April 30, 2001 and April 30, 2002, and the note was retired on April 30, 2002.
(2)	Company matching contribution to The TriZetto Group, Inc. 401(k) Plan.
(3)

The information for 2001 set forth above for Mr. Kao, who joined us in December 2001, reflects the salary earned during December 2001. As an inducement to join the Company, Mr. Kao was granted 76,220 shares of restricted stock on January 1, 2002. The value is based upon the closing price of $13.12 of the Company’s common stock on December 31, 2001. The year-end 2003 value of these shares was $491,619, based upon a closing price of $6.45 on December 31, 2003. One-fourth of the shares of restricted stock vested on each of January 1, 2003 and January 1, 2004 and one-fourth will vest on each of the third and fourth anniversaries of the date of grant if Mr. Kao is performing continued service for TriZetto or any of its subsidiaries on such date. If we pay dividends on our common stock, Mr. Kao will be entitled to receive corresponding dividends on his shares of restricted stock.

(4)	Mr. Sunderland was our Senior Vice President and Chief Financial Officer until March 3, 2004. He remains with the Company in a new role.
(5)	Mr. Spirek was our Executive Vice President, Transformation Services until January 29, 2004. He remains with the Company in a new role.

Option Grants

The following table sets forth certain information concerning grants of options to each of our Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

(Individual Grants)

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Jeffrey H. Margolis	150,000	8.41%	$3.49	2/23/2013	$329,226	$834,324
Anthony Bellomo	75,000	4.20%	$3.49	2/23/2013	$164,613	$417,162
John E. Kao	75,000	4.20%	$3.49	2/23/2013	$164,613	$417,162
Michael J. Sunderland	40,000	2.24%	$3.49	2/23/2013	$87,794	$222,486
Daniel J. Spirek	75,000	4.20%	$3.49	2/23/2013	$164,613	$417,162

The figures above represent options granted pursuant to our 1998 Stock Option Plan, which was amended and restated on March 25, 2004, as described in Proposal Two below. We granted options to purchase a total of 1,784,400 shares of common stock during 2003. All of the option grants to our Named Executive Officers were granted for ten-year terms at an exercise price equal to the fair market value of TriZetto’s common stock on the date of grant. The options to the Named Executive Officers vest on February 24, 2010, but may vest earlier in increments if the closing price of TriZetto’s common stock increases above $3.49 and if certain other conditions are met.

The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10%, compounded annually, over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Option Exercises

The following table sets forth the values for all options held by our Named Executive Officers at December 31, 2003. The values for “in the money” options represent the positive spread between the exercise prices of existing stock options and the closing price of our common stock on December 31, 2003 ($6.45 per share).

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey H. Margolis	25,000	$99,375	172,500	281,800	$297,480	$146,520
Anthony Bellomo	—	—	232,750	162,250	$148,740	$73,260
John E. Kao	—	—	162,750	212,250	$148,740	$73,260
Michael J. Sunderland	32,500	$167,375	38,000	52,000	$79,328	$39,072
Daniel J. Spirek	—	—	156,150	123,650	$613,740	$73,260

Equity Compensation Plan Information

The following table provides information, as of December 31, 2003, relating to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders
1998 Stock Option Plan(1)	6,520,585	$11.17	2,760,780	(2)
Employee Stock Purchase Plan(3)	0	n/a	342,593
Equity compensation plans not approved by security holders
RIMS Stock Option Plan(4)	293,747	$6.82	6

Total	6,814,332	$10.81	3,103,379

(1)	The principal features of the 1998 Stock Option Plan, which was amended and restated on March 25, 2004, are described in Proposal Two below.
(2)	Excludes the increase by 2,000,000 in the number of shares available for grant under the 1998 Stock Option Plan, which was approved by our Board on March 25, 2004, subject to stockholder approval (see Proposal Two below).
(3)	Subject to certain restrictions, the Employee Stock Purchase Plan (the “ESPP”) allows our full-time employees to purchase shares of our common stock at a discount to fair market value. Each year, our employees may participate in two offerings of our common stock, which begin on January 1 and July 1 and end six-months later on June 30 and December 31. The purchase price for shares acquired under the ESPP is the lower of (i) 85% of their fair market value at the beginning of the offering period or (ii) 85% of their fair market value at the end of the offering period. Under the ESPP, a participant may not purchase more than 4,000 shares in any single offering or more than $25,000 worth of stock in any one year.
(4)

In December 2000, TriZetto acquired all of the capital stock of Resource Information Management Systems, Inc., an Illinois corporation (“RIMS”). In connection with this acquisition, TriZetto adopted the RIMS Stock Option Plan (the “RIMS Option Plan”), which was based upon RIMS’ existing non-statutory stock option plan. Under the RIMS Option Plan, non-statutory options may be granted to any employee, director, consultant or advisor of RIMS or any affiliate. The exercise price must equal or exceed the fair market value of TriZetto’s common stock on the trading day immediately preceding the grant date. The RIMS Option Plan terminates on January 1, 2009, except that TriZetto may terminate options granted under the RIMS Option Plan within 14 days after notice of a business combination, as defined in the plan, involving TriZetto and any other entity. TriZetto’s Compensation Committee administers the RIMS Option Plan. If any option granted under the RIMS Option Plan expires without being exercised in full, the unpurchased shares subject to the option will become available for future grant.

Not included in the above table are individual grants of restricted common stock made by TriZetto to employees and non-employees during 2000, 2001, 2002 and 2003, either in connection with acquisitions, as a bonus for performance, to encourage continued service by certain employees and non-employees, or as an inducement for executive officers to join TriZetto. The restricted stock grants, which aggregate 562,225 shares of outstanding common stock as of December 31, 2003, were approved by the Board of Directors, but not by the stockholders, of the Company and are each evidenced by a restricted stock agreement between TriZetto and the grantee. The restricted stock vests in either two, three or four equal annual installments, as long as the grantee continues to provide service to TriZetto or one of its subsidiaries as of the date of vesting. In accordance with the terms of the restricted stock agreement entered into with each grantee, the shares are issued and held by TriZetto, subject to the completion of the vesting provisions. As of December 31, 2003, a total of 171,965 shares of restricted common stock is held by TriZetto and is subject to forfeiture and cancellation upon the termination of employment of the grantee.

Employment and Change of Control Agreements

We have an employment contract with Jeffrey H. Margolis. We do not have any other employment contracts with any of our Named Executive Officers.

Mr. Margolis’ most recent employment agreement became effective on January 1, 2002 and has a term of three years, expiring on December 31, 2004. The agreement was amended, effective as of February 16, 2004, to increase Mr. Margolis’ annual base salary from $410,000 to $434,000. Mr. Margolis also is entitled to participate in a bonus plan as recommended by our Compensation Committee. TriZetto pays or reimburses Mr. Margolis for all reasonable and necessary out-of-pocket expenses he incurs in the performance of his duties. If Mr. Margolis is terminated without cause or if he voluntarily terminates for good reason, he is entitled to severance pay in the amount equal to two times his then current annual base salary. Mr. Margolis may participate in all employee benefit plans or programs generally available to our employees, with the exception of TriZetto’s Employee Stock Purchase Plan. As a greater than 5% owner of our outstanding common stock, Mr. Margolis is ineligible to participate in the Employee Stock Purchase Plan.

We have entered into Change of Control Agreements with certain of our officers, including each of the Named Executive Officers. These agreements provide for severance and other benefits if, following a Change of Control of TriZetto, the executive’s employment terminates in a way adverse to the executive. If the executive’s employment ends within one to three years following a Change of Control (term varies among executives) either because we terminate the executive without cause or because the executive resigns under circumstances constituting “good reason,” the executive will be entitled to:

•	bi-weekly salary through the end of the employment period;

•	medical, dental and life insurance coverage through the end of the employment period;

•	outplacement services consistent with our outplacement policy, if any;

•	payment on the last day of the employment period in an amount equal to the sum of the additional contributions that would have been allocated to the executive’s 401(k) account, if any, if the executive had remained employed through the end of the employment period;

•	payment within 30 days of the date of termination of all accrued vacation, holiday and personal leave days as of the date of termination;

•	payment of any unpaid incentive compensation the executive earned through the date of termination in accordance with the terms of any applicable incentive compensation plan; and

•	acceleration of unvested options held by executives with Change of Control Agreements, unless such acceleration would trigger the “golden parachute” excise tax imposed by the U.S. Internal Revenue Code (the “Code”). In such case, the options will continue to vest as if the executive officer remained employed by us.

A “Change of Control” is defined in the agreement to occur if (a) a person becomes the beneficial owner of 50% or more of the combined voting power of our securities, (b) a majority of the Board changes without the specified approval of incumbent directors, (c) we merge with another entity in a way that substantially changes the ownership of existing stockholders, or (d) our stockholders approve a complete liquidation or dissolution. “Change of Control” is also deemed to have occurred if an executive’s employment with us is terminated prior to the Change of Control and it is demonstrated that (a) such termination was at the request of a third party who has taken steps to effectuate the Change of Control or (b) such termination arose in connection with or anticipation of the Change of Control.

Report of the Compensation Committee

This report of the Compensation Committee of the Board of Directors reviews our compensation programs for executive officers. The Committee members are independent directors and not officers or employees of TriZetto. We have access to independent experts, experienced in the design and implementation of executive compensation arrangements, for advice on compensation matters. Currently, the Committee reviews and approves the cash and equity components of the compensation programs for all executive officers, as well as change of control and other benefits. The Committee has responsibility for the determination of the Chief Executive Officer’s compensation including, without limitation, salary, bonuses, stock option grants and other equity-based awards. Determination of the CEO’s compensation is based on the Committee’s evaluation of the CEO’s performance and such other non-performance related matters as the Compensation Committee deems appropriate.

Compensation Policies and Objectives

TriZetto’s executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to TriZetto’s executive compensation program, and each is consistent with the stated philosophy as follows:

Base Salary.    Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of TriZetto. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives and (ii) formally reviews specific information provided by TriZetto’s accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to TriZetto’s executives.

Annual Bonus.    Annual bonuses for executives and other key employees are tied directly to TriZetto’s financial performance as well as individual performance. Annual cash bonuses are designed to reward executives for achievements of corporate, financial and operational goals and are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The bonuses paid in March 2004 for fiscal year 2003 were based upon TriZetto’s financial performance and each individual’s performance during 2003.

Long-Term Incentives.    The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through the grant of stock options and, on a less frequent basis, restricted stock. The overall goal of this component of pay is to create a strong link between TriZetto’s management and TriZetto’s stockholders through stock ownership by management and the achievement of specific corporate financial measures that result in the appreciation of TriZetto’s share price. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative annual installments over a four-year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options. The Compensation Committee also has granted options that are subject to 7-year cliff vesting but may become exercisable earlier in the event the Company’s stock is trading above certain levels. On more limited occasions, the Compensation Committee will recommend that the Board approve restricted stock awards to newly hired executives as an inducement for them to join TriZetto’s management team and to other key employees to encourage their continued service.

CEO Compensation

The Compensation Committee determined that it was appropriate to increase Mr. Margolis’ base salary from $400,000 to $410,000, effective as of April 16, 2003. As noted above, Mr. Margolis’ employment agreement was further amended, effective as of February 16, 2004, to increase Mr. Margolis’ annual base salary from $410,000 to $434,000. This increase was intended in part to make his total compensation competitive with that of his peers at competing companies. The Compensation Committee reviewed comparable compensation data to help it make this determination. In addition to its review of this information, the Compensation Committee took into consideration Mr. Margolis’ importance to the Company and his ability to help the Company achieve its strategic vision.

The Compensation Committee awarded Mr. Margolis a cash bonus of $82,000 for his services in 2003. Mr. Margolis’ annual cash bonus potential has been targeted by the Compensation Committee at 100% of his base salary. The actual amount payable to Mr. Margolis is based on the Compensation Committee’s evaluation of a number of factors, including Mr. Margolis’ achievement of pre-determined financial, customer satisfaction, operational, organizational and strategic performance targets.

Tax Deductibility

TriZetto is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to any of TriZetto’s executive officers for fiscal year 2004 will exceed the $1 million limit per officer. TriZetto’s 1998 Stock Option Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

The Compensation Committee

Paul F. LeFort, Chairman

Lois A. Evans

Donald J. Lothrop

Compensation Committee Interlocks and Insider Participation

During 2003, the members of the Compensation Committee of the Board of Directors were Lois A. Evans, Paul F. LeFort and Donald J. Lothrop, none of whom ever served as an officer of TriZetto or any of its subsidiaries. During 2003, none of the members were involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K of the SEC.

Certain Transactions

Altius Health Plans Inc.    In June 2001, we entered into a services agreement with Altius Health Plans Inc. (“Altius”), pursuant to which we host and manage Altius’ administrative software and infrastructure. During 2003, Altius paid us an aggregate of approximately $21.7 million under the services agreement, which includes $2.2 million of payments triggered by the acquisition of Altius by Coventry Health Care, Inc. (“Coventry”) on September 1, 2003. Eric D. Sipf, who resigned as a director of TriZetto in July 2003, was the Chairman of the Board of Altius and indirectly owned approximately 6% of Altius’ outstanding common stock and approximately 11% of its outstanding preferred stock until Coventry’s acquisition of Altius. Altius has given us notice of termination of the services agreement effective May 31, 2004.

Stock Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on our common stock with the cumulative total return of (i) the Nasdaq Market Index, (ii) Media General Financial Services Industry Group Index 825—Healthcare Information Services, and (iii) Media General Financial Services Industry Group Index 852—Internet Software and Services, for the period that commenced October 8, 1999, the date on which our common stock was first publicly traded on the Nasdaq National Market, and ended on December 31, 2003. The performance graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends. This information has been provided by Media General Financial Services.

	10/08/99	12/31/99	6/30/00	12/31/00	6/30/01	12/31/01	6/30/02	12/31/02	6/30/03	12/31/03
THE TRIZETTO GROUP, INC.	$100.00	$518.06	$179.86	$185.42	$102.78	$145.78	$95.00	$68.22	$66.56	$71.67
MG HEALTHCARE INFO SERVICES INDEX	$100.00	$125.53	$64.03	$53.48	$55.79	$56.68	$46.52	$47.08	$52.28	$55.82
NASDAQ MARKET INDEX	$100.00	$147.69	$144.54	$89.63	$79.20	$71.69	$54.50	$49.91	$60.77	$75.20
MG INTERNET SOFTWARE & SERVICES INDEX	$100.00	$181.89	$111.54	$43.17	$33.96	$26.84	$17.53	$17.66	$27.64	$36.08

PROPOSAL TWO

APPROVAL OF AMENDMENT AND RESTATEMENT

TO THE 1998 STOCK OPTION PLAN

On May 19, 1998, the Board adopted and our stockholders originally approved The TriZetto Group, Inc. 1998 Stock Option Plan. The purpose of the 1998 Stock Option Plan, which has been amended from time to time before 2004, is to provide employees and other participants with incentives to encourage them to acquire a proprietary interest in, and to continue to provide services to, TriZetto. Before its most recent amendment on March 25, 2004, the 1998 Stock Option Plan provided only for grants of incentive stock options and nonqualified stock options.

Subject to stockholder approval at the Annual Meeting, the 1998 Stock Option Plan was amended and restated by the Board on March 25, 2004 (as amended and restated, the “Plan”). The principal changes made to the Plan pursuant to this amendment and restatement were (i) to rename it “The TriZetto Group, Inc. 1998 Long-Term Incentive Plan,” (ii) to increase the total number of shares of the Company’s common stock available for issuance under the Plan by 2,000,000 (from 11,000,000 to 13,000,000 shares), (iii) to add provisions that permit other types of awards in addition to stock options, provided that no more than 700,000 shares may be issued pursuant to awards other than stock options and share appreciation rights, and (iv) to modify the discretion given to the Compensation Committee to administer the Plan and awards granted under the Plan.

Before this amendment and restatement, 11,000,000 shares were reserved for issuance under the 1998 Stock Option Plan. As of March 31, 2004, options with respect to 1,796,018 shares already had been exercised and 8,291,201 shares were subject to outstanding options. If the Plan is not approved at the Annual Meeting, only 912,781 shares would be available for additional awards under the Plan. If the Plan is approved at the Annual Meeting, 2,912,781 shares would be available for new awards. The Board believes that this increase to the number of shares available for new awards will make a significant contribution to the Company’s success in attracting, retaining and motivating select directors, officers, employees and other key individuals. If the Plan is approved, the Board intends to cause the new shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at the Company’s expense.

The Plan will permit the Company to grant other types of awards in addition to stock options. These other awards include share appreciation rights (also known as “SARs”), restricted shares, restricted share units, unrestricted shares, deferred share units, and performance-based awards. A description of each of these awards is described below. The Plan, however, limits the number of shares that may be issued pursuant to certain types of awards. Under the Plan, the maximum number of shares that may be issued under the Plan pursuant to awards other than stock options and SARs is 700,000. The Board believes that awards, other than stock options, will be more attractive under certain circumstances because of expected changes to the accounting rules governing stock options and that other types of awards provide a more meaningful long-term incentive for certain key employees.

The Plan also makes certain changes to the Company’s discretion to administer the Plan. Specifically, the Company’s discretion to reprice outstanding options, except pursuant to a program approved by the stockholders, has been removed from the Plan. Further, the Plan provides that the exercise price of stock options and SARs may not be less than 100% of the fair market value of our common stock on the date of grant. Before the recent amendment and restatement, the exercise price for nonqualified stock options could be as low as 85% of the fair market value of our shares.

If it is not approved by our stockholders at the Annual Meeting, then the amendment and restatement of the 1998 Stock Option Plan approved by the Board on March 25, 2004, and any awards granted under the Plan other than stock options, will become null, void and of no force and effect and the 1998 Stock Option Plan will continue in effect in accordance with the terms in effect immediately before the amendment and restatement. The

Plan provides that any awards, other than stock options, granted under the Plan must be granted subject to stockholder approval and that no shares shall be distributed before such approval.

Approval of the amendment and restatement will require the affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote at such meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the Plan.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE

AMENDMENT AND RESTATEMENT OF THE 1998 STOCK OPTION PLAN

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself. A copy of the Plan is attached as Appendix B. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the Plan.

Purpose

The purpose of the Plan is to attract, retain and motivate select directors, officers, employees, advisors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.

Shares Subject to the Plan

The Plan provides that no more than 13,000,000 shares may be issued pursuant to all Awards under the Plan, including the 2,000,000 share increase that was approved by the Board subject to stockholder approval. Subject to this overall limitation on all Awards, the maximum number of Shares that the Company may issue pursuant to Awards in a form other than Options and SARs is 700,000. Further, the Plan provides that the maximum number of shares subject to Awards that are granted during any calendar year to any one Participant will be limited to 400,000. The shares available for issuance under the Plan will be authorized but unissued shares. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as described below under “Certain Corporate Transactions.”

The shares subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent Awards, except as prohibited by law or applicable tax laws with respect to options that are intended to qualify as incentive stock options (“ISOs”). In addition, future Awards may occur with respect to shares that the Company refrains from otherwise delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes.

Administration

Either the Board or a committee appointed by the Board will administer the Plan. The Board of Directors and any committee exercising discretion under the Plan from time to time are referred to as the “Committee.” Beginning March 25, 2004, the Compensation Committee of the Board has been acting as the Committee for purposes of the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Code Section 162(m), the Committee is to consist of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Plan, the Committee has express authority, in its sole discretion, to determine: the Eligible Persons who will receive Awards; the number of shares, units, or SARs to be covered by each Award; the Fair Market Value of shares from time to time; any material terms and conditions of all Awards and Award Agreements; and the form of Award Agreements and all other documents, notices and certificates in connection therewith (which need not be identical). The Committee also has this same authority with respect to the power to construe, interpret, and determine the meaning of the terms of the Plan and any Award Agreement, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration. In addition, in order to fulfill the purposes of the Plan, the Committee may, without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, adjust or modify Award Agreements for changes in applicable law, and recognize differences in foreign law, tax policies, or customs. Further, the Committee may make all other interpretations and take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes. The Committee may under certain circumstances buy-out options or SARs, or reduce the exercise price for outstanding options or SARs, but only pursuant to a program approved by our stockholders.

The Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration to the full extent allowable under applicable law.

Eligibility

The Committee may grant ISOs only to employees, and may grant all other Awards to Eligible Persons. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. As of March 31, 2004, substantially all of the approximately 1,470 employees (including officers) of the Company and its affiliates and the Company’s six non-employee directors would have been eligible to participate in the Plan.

Options

Options granted under the Plan provide Participants with the right to purchase shares at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs, or options that are not intended to so qualify (“Non-ISOs”). The Plan provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares on the option grant date).

Share Appreciation Rights (SARs)

A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs

The exercise price of Non-ISOs and SARs may not be less than 100% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the Award for Participants who own more than ten percent of our shares on the grant date. For ISOs granted to other Participants and for options intended to be exempt from Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The closing price of an Ordinary share on the Nasdaq National Market on April 8, 2004 was $7.53.

Exercise and Term of Options and SARs

To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, and cashless exercise under a program the Committee approves.

The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares).

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units

Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may also grant restricted share units which represent the right to receive shares after certain vesting requirements are met. The Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The Plan provides for deferred share units in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units), thereby avoiding certain tax consequences which would otherwise be immediately applicable to such person upon the receipt of the deferred compensation. Deferred share units represent a future right to receive shares. The Committee may also choose to award shares outright on an unrestricted basis. Such shares shall be called unrestricted shares.

Whenever shares are released pursuant to the vesting of restricted shares (or the shares underlying the restricted share units are issued), the Participant will be entitled to receive additional shares that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s shareholders until paid in cash when the shares to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

Performance Awards

The Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code Section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, or any affiliate. Performance Awards are payable in shares, cash, or some combination of the two, subject to an individual Participant limit of $2,000,000 and 500,000 shares per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding

As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or highly compensated employees.

Certain Corporate Transactions

The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Plan.

Unless the Committee provides otherwise, the vesting of all Awards shall be accelerated immediately upon the occurrence of a Change in Control Event, so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and the repurchase rights of the Company with respect to shares issued upon exercise of Awards shall lapse as to the shares subject to such repurchase rights. The Committee may override these limitations on acceleration by express provision in the Award Agreement and may give any Eligible Person the right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise. Unless otherwise specified in an Award Agreement, no Award will be accelerated under the Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code.

If the vesting of any Award under the Plan has been fully accelerated as a result of any Change in Control Event that has been approved by the Board, but such Award is not exercised by the Participant before the event giving rise to such Change in Control Event is consummate, then such Award will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board for the survival, substitution, assumption, exchange or other settlement of such Award.

Term of Plan; Amendments and Termination

The term of the Plan is ten years from March 25, 2004, the date it was approved by the Board of Directors. The Board may, from time to time, amend, alter, suspend, discontinue, or terminate the Plan; provided that no amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

All Options outstanding under the Plan immediately before the amendment and restatement of the 1998 Stock Option Plan on March 25, 2004 shall continue to be governed by the terms and conditions of the 1998 Stock Option Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was granted, provided that any one or more provisions of the Plan, may, in the Committee’s discretion, be extended to one or more of such Options (subject to the option holder’s consent to any adverse changes).

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

United States Tax Laws

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For Participants, the expected U.S. tax consequences of Awards are as follows:

Non-ISOs.    A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.    A Participant will not recognize taxable income upon the grant or the exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.    A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the Participant receives.

Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, and Performance Awards.    In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units, or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the Participant receives pursuant to the Award (less the amount, if any, that the Participant pays for the shares).

Special Tax Provisions.    Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Tax Laws in Other Countries Differ from Those in the United States

In certain countries, Awards under the Plan may be taxable at the time the Awards are granted or when they vest. In certain jurisdictions, options and SARs may also be taxable when they are exercised and the sale of the underlying shares may be subject to various taxes.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences existing as of the date of this Proxy Statement concerning the grant of Awards under the Plan and the disposition of shares issued thereunder. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits

The Committee will grant Awards under the Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Plan by our stockholders.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has approved the Audit Committee’s selection of Ernst & Young LLP (“E&Y”) as the Company’s independent public accountants for 2004. The Board of Directors will ask the Company’s stockholders to approve this selection at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT PUBLIC ACCOUNTANTS FOR 2004

Report of the Audit Committee

Ernst & Young LLP (“E&Y”) served as the Company’s independent public accountants for the year ended December 31, 2003. E&Y has been the Company’s independent public accountants since August 7, 2001.

Among its functions, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent public accountants, E&Y. The Audit Committee also examined with the independent public accountants the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public accountant’s examination of the consolidated financial statements.

E&Y also has confirmed to the Company that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with E&Y its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent public accountants is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Thomas B. Johnson, Chairman

Willard A. Johnson, Jr.

Paul F. LeFort

Independent Public Accountants

Fees

As mentioned previously, the accounting firm of E&Y served as TriZetto’s independent public accountants for the years ended December 31, 2003 and 2002. In addition to rendering audit services during 2003 and 2002, E&Y performed various non-audit services for the Company. The Audit Committee has concluded that the provision of these services by E&Y is compatible with maintaining its independence.

Audit Fees.    E&Y’s fees for our 2003 and 2002 annual audit and review of interim financial statements were approximately $508,610 and $544,659, respectively.

Audit-Related Fees.    E&Y’s fees for audit-related services in 2003 and 2002 were approximately $0 and $89,414, respectively. The services in 2002 included SAS 70 review procedures and consultations on accounting issues related to transactions.

Tax Fees.    E&Y’s fees for tax preparation, planning, advisory and compliance services in 2003 and 2002 were approximately $329,000 and $305,000, respectively.

All Other Fees.    There were no fees for other professional services billed by E&Y for 2003 or 2002.

The Board of Directors, on the recommendation of the Audit Committee, has appointed E&Y as the independent public accountants for the Company for the year ending December 31, 2004, subject to ratification of the appointment by the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter. A representative of E&Y is expected to be available to answer appropriate questions at the Annual Meeting and is free to make statements during the meeting. If the stockholders do not ratify the appointment of E&Y, the Board of Directors will reconsider the appointment.

Audit and Non-Audit Services Pre-Approval Policy

In May 2003, the Company’s Audit Committee adopted The TriZetto Group, Inc. Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy provides that TriZetto’s Audit Committee will pre-approve all audit and permissible non-audit services provided by our independent public accountants, either through specific approval of the Audit Committee or pursuant to pre-approved policies and procedures established by the Audit Committee. These services may include audit services, audit-related services, tax services and other services performed by our independent public accountants. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at regularly scheduled Audit Committee meetings throughout the year.

The Pre-Approval Policy provides that the engagement terms and fees of the annual audit must be specifically approved by the Audit Committee. The Pre-Approval Policy also pre-approves certain audit-related services, provided that the total fees for each such service do not exceed the limit specified by the Audit Committee. The Pre-Approval Policy allows the Chairman of the Audit Committee to increase the limit related to any one project by up to $50,000. The Audit Committee Chairman must report on any such increase at the next Audit Committee meeting.

Since the adoption of the Pre-Approval Policy, all audit and non-audit services provided by the independent auditors in 2003 were pre-approved.

OTHER MATTERS

Other Business

We know of no matters, other than those referred to in this Proxy Statement, that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will have discretion to vote on those matters for you.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of TriZetto common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding” and benefits both you and TriZetto. It reduces the volume of duplicate information received at your household and helps reduce TriZetto’s printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Your bank or broker will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy card or voting instruction form.

If your shares are held through a broker or bank, you may revoke your consent to householding at any time by calling 1-800-542-1061. Please have ready your voting instruction form for each account you wish to revoke your consent. If you are a stockholder of record, you may revoke your consent to householding by sending your written request to the Corporate Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660 or by calling us at 949-719-2200. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your request to the Corporate Secretary of TriZetto at the address or phone number above. If you share your address with another stockholder and the household is receiving multiple sets of the annual report and Proxy Statement, you may request delivery of a single set of materials by contacting your bank or broker, if you are a beneficial owner, or TriZetto at the address or phone number above, if you are a registered stockholder.

Communications with the Board and its Committees

Any stockholder may communicate with the Company’s Board of Directors, or any of its committees, by directing correspondence to the Board, or any committee thereof, c/o the Corporate Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660. Alternatively, the stockholder may send an email to a mailbox established by the Company. The mailbox address will be available through the Corporate Governance section of TriZetto’s website. The website address is www.trizetto.com. The Company’s Corporate Secretary will receive any such letters or email and forward it to the Chairman of the Governance Committee or to any individual director or directors to whom the communication is directed.

Stockholder Proposals

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2005 Annual Meeting of Stockholders, the proposal must be received by us, marked to the attention of TriZetto’s Corporate Secretary, at our corporate offices by December 16, 2004. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our bylaws, nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered at an annual meeting of stockholders may be made by any stockholder of the Company (i) who is a stockholder of record at the time such stockholder gives the required notice described below, (ii) who is entitled to vote at the annual meeting and (iii) who complies with the notice procedures described below. For nominations or business proposals to be properly brought by a stockholder before an annual stockholders meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary of the Company, at 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660, no later than the close of business on the 120th calendar day before the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the proposal must be received by the Company no later than the close of business on the 10th day following the day on which notice of the annual meeting date is first mailed or publicly announced. For nominations or a business proposal to be properly brought by a stockholder before the 2005 Annual Meeting of Stockholders, written notice thereof must be received by the Company’s Corporate Secretary no later than December 16, 2004, assuming that the date of such meeting is within 30 days of May 13, 2005. The notice must set forth (a) as to each proposed director nominee, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required pursuant to the federal securities laws, (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the stockholder giving notice and the beneficial owner, if any, the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and the class and number of shares of our common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

Under Rule 14a-4 promulgated under the Securities and Exchange Act of 1934, as amended, we will be allowed to use our discretionary voting authority under proxies solicited by us to vote on any proposal that is raised at the 2004 Annual Meeting, without any discussion of the matter in the proxy statement. If we do not receive any stockholder proposals for our 2005 Annual Meeting before March 1, 2005, we will be able to use our discretionary voting authority at the 2005 Annual Meeting.

APPENDIX A

THE TRIZETTO GROUP, INC.

AUDIT COMMITTEE CHARTER

As Adopted by the Board of Directors on October 15, 2003

I.    Introduction

Executive management of The TriZetto Group, Inc. (“TriZetto”) is primarily responsible for the completeness and accuracy of TriZetto’s financial reporting and the adequacy of its internal financial and operating controls. TriZetto’s Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, TriZetto has established an Audit Committee (the “Committee”). The authority and responsibilities of the Committee are described in this Charter.

II.    Purpose

This Charter broadly defines the Committee’s objectives, the range of its authority, the scope of its activities, and its duties and responsibilities. The Committee and the Board shall review and assess the adequacy of this Charter annually.

The purpose of the Committee is to assist the Board in overseeing: (i) the integrity of TriZetto’s financial statements as well as systems of internal controls regarding finance, accounting, and legal compliance; (ii) TriZetto’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of TriZetto’s independent public accountants; (iv) TriZetto’s financial risk; and (v) TriZetto’s internal audit function. In carrying out this purpose, the Committee shall maintain and facilitate free and open communication between the Board, the independent public accountants, and the management of TriZetto.

III.    Membership, Size, Composition and Term of Appointment

The Committee shall consist of no fewer than three directors, each of whom shall be appointed by the Board, following the recommendation of TriZetto’s Nominating and Corporate Governance Committee, and independent as defined by the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Sarbanes-Oxley Act of 2002 and regulations thereunder (the “Sarbanes-Oxley Act”). Each member shall be financially literate and able to read and understand fundamental financial statements, including TriZetto’s balance sheet, income statement and cash flow statement. In addition, at least one member shall be an “audit committee financial expert” and shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board shall appoint the Committee’s Chairperson and members annually.

IV.    Duties and Responsibilities

The Committee shall perform activities required by applicable law, rules or regulations, including the rules of the SEC and Nasdaq, and perform such other activities that are consistent with this Charter, and TriZetto’s Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee’s responsibilities are to:

A.    Independent Auditors

1.	Retain a firm of independent public accountants to serve as TriZetto’s principal independent auditors. The independent auditors are accountable to the Committee, which has the ultimate authority and responsibility to retain, compensate, evaluate and terminate the auditors.

2.	Approve the scope of audit work and review the reports and recommendations of TriZetto’s principal independent auditors, as well as their performance of requested services.

3.	Give prior approval of all audit services and any non-audit services (including tax compliance and planning) as required under the Sarbanes-Oxley Act that are performed by the independent public accountants for TriZetto at any time (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible) and establish policies for obtaining such approval.

4.	Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including TriZetto’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.	Review any reports submitted by the independent public accountants, including any report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management, such as any management letter, schedule of unadjusted differences, and the adequacy of internal controls and procedures.

6.	On an annual basis, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

7.	On an annual basis, discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

8.	On an annual basis, review and discuss with the auditors a written report describing (i) the firm’s quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or raised by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the independent auditors, along with any steps taken to deal with such issues, and (iii) all relationships between the independent auditors and TriZetto and how those relationships affect the auditors’ independence.

B.    Management

1.	Discuss the following with management:

(i)	the annual audited financial statements and quarterly financial statements, including TriZetto’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(ii)	major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

(iii)	the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of TriZetto’s financial statements;

(iv)	the annual and quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of TriZetto’s financial statements and SEC reports and the adequacy of internal controls and procedures; and

(v)	TriZetto’s press releases with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.	Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of Nasdaq.

3.	Review TriZetto’s policies with respect to risk assessment and risk management. Discuss TriZetto’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

C.    Internal Auditors

1.	Assess the need for an internal audit function for TriZetto and the appropriate number and qualifications of its staff.

2.	Approve the annual expense budget for an internal audit function and the duties of the chief internal auditor.

3.	Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

4.	Review reports prepared by internal auditors.

D.    Other Responsibilities

1.	Review the findings resulting from any examinations of TriZetto’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

2.	Establish procedures for receiving and responding to complaints and concerns regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission of complaints.

3.	Prepare and publish an annual Committee report in TriZetto’s annual proxy statement, as required by the rules of the SEC.

4.	Report the findings of the Committee to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

5.	Perform such other duties in connection with TriZetto’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

6.	Set policies for the hiring of employees or former employees of TriZetto’s principal independent auditors.

7.	Review and reassess the adequacy of this Charter at least annually, and submit any changes to the Board for approval.

8.	Annually evaluate the performance of the Committee and report the results of this evaluation to the Nominating and Corporate Governance Committee.

V.    Meetings and Procedures

The Committee shall meet as often as it deems appropriate or necessary, but no less than quarterly. A majority of the members shall constitute a quorum. The Committee may ask members of management or others to attend the meetings. The Committee Chairperson shall establish an agenda for each meeting after consultation with each Committee member and management. Minutes shall be kept of each Committee meeting and the Committee will report the actions taken at its meetings at the next regularly scheduled Board meeting. The Committee also may act by unanimous written consent.

VI.    Outside Advisors and Counsel

The Committee is authorized to seek the assistance of and retain the services of any outside legal, accounting or other advisors as the Committee or its Chairperson may deem appropriate, and TriZetto shall pay the fees and expenses of such advisors.

APPENDIX B

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

As approved by the Board of

Directors on March 25, 2004

APPENDIX B

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

1.    Amendment and Restatement to the 1998 Stock Option Plan

On May 19, 1998, The TriZetto Group, Inc. (the “Company”) adopted The TriZetto Group, Inc. 1998 Stock Option Plan, which has been amended from time to time prior to 2004 (the “1998 Stock Option Plan”). On March 25, 2004, the Board of the Company further amended and restated the 1998 Stock Option Plan to read in its entirety as set forth in this 1998 Long-Term Incentive Plan (the “Plan”). Section 20 below summarizes the principal changes made to the 1998 Stock Option Plan pursuant to this amendment and restatement.

The Plan permits the granting of the following types of awards (“Awards”), according to the sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted and Unrestricted Share Awards
Section 9	Deferred Share Units
Section 10	Performance Awards

This amendment and restatement of the 1998 Stock Option Plan is not intended to affect adversely and shall not affect adversely the rights of any person (in the absence of such person’s consent) under any stock options that the Company or its Affiliates may have provided pursuant to the 1998 Stock Option Plan before the effective date of this amendment and restatement. In addition, the Plan shall not affect any such compensation or benefits that the Company or its Affiliates may have provided or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.    Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.     Shares Subject to the Plan

The maximum number of Shares that the Company may issue pursuant to all Awards is 13,000,000, including stock options previously granted under the 1998 Stock Option Plan. Subject to this overall limitation on all Awards, the maximum number of Shares that the Company may issue pursuant to Awards in a form other than Options and SARS is 700,000. The foregoing limitations are subject to adjustment in accordance with Section 13 of the Plan. For all Awards, these Shares may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to ISO Awards.

4.    Administration

(a)  General.    The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.

(b)  Committee Composition.    The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)  Powers of the Committee.    Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)  to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii)  to determine, from time to time, the Fair Market Value of Shares;

(iii)  to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)  to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)  to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)  in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii)  to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d)  Deference to Committee Determinations.    The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(e)  No Liability; Indemnification.    Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.    Eligibility

(a)  General Rule.    The Committee may grant ISOs only to Employees (including officers who are Employees), and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b)  Grant of Awards.    Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c)  Limits on Awards.    The maximum number of Shares subject to Awards that are granted during any calendar year to any one Participant will be limited to 400,000. The Committee will adjust this limitation pursuant to Section 13 below.

6.    Option Awards

(a)  Types; Documentation.    The Committee may in its discretion grant ISOs to any Employee on or before May 19, 2008 (or, if allowable under applicable tax laws, the date ten years after the effective date determined under Section 20 below), and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b)  ISO $100,000 Limitation.    To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c)  Term of Options.    Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d)  Exercise Price.    The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, subject to the following special rules:

(i)  ISOs.    If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii)  Non-ISOs.    The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(iii)  Named Executive Officers.    The per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option if (A) on such Grant Date, the Participant is subject to the limitations set forth in Section 162(m) of the Code, and (B) the grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(e)  Exercise of Option.    The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f)  Minimum Exercise Requirements.    An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g)  Methods of Exercise.    Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)  cash or check payable to the Company (in U.S. dollars);

(ii)  other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii)  a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv)  any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h)  Termination of Continuous Service.    The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i)  Termination Other than upon Disability or Death or for Cause.    In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 30 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii)  Disability, Retirement, or Death.    In the event of termination of a Participant’s Continuous Service as a result of his or her “disability” within the meaning of Section 22(e)(3) of the Code, retirement, or death, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii)  Cause.    If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i)  Reverse Vesting.    The Committee in its discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Share Units having analogous vesting restrictions to the unvested Options.

(j)  Buyout Provisions.    If the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may, pursuant to a program approved by the Company’s stockholders, unilaterally terminate and cancel the Option either (i) by paying the Participant, in cash or Shares, an amount not less than the Black-Scholes value of the vested portion of the Option, or (ii) by irrevocably committing to grant a new Option, on a designated date more than six months after such termination and cancellation of such Option (but only if the Participant’s Continuous Service has not terminated prior to such designated date), on substantially the same terms as the cancelled Option, provided that the per Share exercise price for the new Option shall equal the per Share Fair Market Value of a Share on the date the new grant occurs.

7.    Share Appreciation Rights (SARs)

(a)  Grants.    The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i)  SARs Related to Options.    The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii)  SARs Independent of Options.    The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii)  Limited SARs.    The Committee may grant SARs exercisable only upon or in respect of a Change in Control Event or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

(b)  Exercise Price.    The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in paragraph (iii) of Section 6(d) hereof.

(c)  Exercise of SARs.    Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d)  Effect on Available Shares.    To the extent that an SAR is exercised, only the actual number of delivered Shares (if any) will be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan. The number of Shares subject to the SAR and the related Option of the Participant will, however, be reduced by the number of underlying Shares as to which the exercise relates, unless the Award Agreement otherwise provides.

(e)  Payment.    Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(i)  the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii)  the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

(f)  Form and Terms of Payment.    Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g)  Termination of Employment or Consulting Relationship.    The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

(h)  Buy-out.    The Committee has the same discretion to buy-out SARs as it has to take such action pursuant to Section 6(j) with respect to Options.

8.    Restricted and Unrestricted Share Awards

(a)  Grants.    The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares, which shall be called “Unrestricted Shares.”

(b)  Vesting and Forfeiture.    The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)  Issuance of Restricted Shares Prior to Vesting.    The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d)  Issuance of Shares upon Vesting.    As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)  Dividends Payable on Vesting.    Whenever Shares are issued to a Participant or duly-authorized transferee under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units, such Participant or duly-authorized transferee shall also be entitled to receive, with respect to each Share issued, an amount equal to any cash dividends (plus interest as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(f)  Section 83(b) Elections.    If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to such Restricted Share Units (the “Section 83(b) Election”), the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award.

(g)  Deferral Elections.    At any time within the calendar year in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the ERISA) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above. Notwithstanding the foregoing, Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

9.    Deferred Share Units

(a)  Elections to Defer.    The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including Restricted Shares for which a Section 83(b) Election has not been made, and Shares subject to Restricted Share Units), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect five business days after its delivery to the Company, unless during such five business day period the Company sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form.

(b)  Vesting.    Each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c)  Issuances of Shares.    The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless –

(i)  the Participant has properly elected a different form of distribution, on a form approved by the Committee that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii)  the Company has received the Participant’s distribution election form either more than 90 days before a Change in Control Event, or more than one year before the date on which the Participant’s Continuous Service terminates for any reason other than death, or before the Participant’s death.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)  Crediting of Dividends.    Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus interest at a rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

(e)  Hardship Withdrawals.    In the event a Participant suffers an unforeseeable hardship within the contemplation of this Section 9(e), the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s financial hardship. The Committee shall determine whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f)  Unsecured Rights to Deferred Compensation.    A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.    Performance Awards

(a)  Performance Units.    The Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Performance Unit is an Award which is based on the achievement of specific goals with respect to the Company or any Affiliate or individual performance of the Participant, or a combination thereof, over a specified period of time. The maximum Performance Unit compensation that may be paid to any one Participant with respect to any one Performance Period (hereinafter defined) shall be 500,000 Shares and $2,000,000 in cash.

(b)  Performance Compensation Awards.    The Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c)  Definitions.

(i)  “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formula may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)  “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)  “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.     Taxes

(a)  General.    As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)  Default Rule for Employees.    In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c)  Special Rules.    In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d)  Surrender of Shares.    If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

12.    Non-Transferability of Awards

(a)  General.    Except as set forth in this Section 12, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a disabled Participant, or a transferee permitted by this Section 12.

(b)  Limited Transferability Rights.    Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that the Award may be transferred by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to charitable institutions, the Participant’s “Immediate Family” (as defined below), on such terms and conditions as the Committee deems appropriate. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.    Adjustments upon Changes in Capitalization, Merger or Certain Other Transactions

(a)  Changes in Capitalization.    The Committee may equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

(b)  Acceleration of Awards Upon Change in Control Event.    Unless prior to a Change in Control Event, the Committee determines that, upon its occurrence, benefits under any or all Awards will not accelerate (or the Committee determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated) and/or establishes a different time in respect of such Change in Control Event for such acceleration, then, immediately upon the occurrence of a Change in Control Event, the vesting of all Awards shall be accelerated so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and the repurchase rights of the Company with respect to Shares issued upon exercise of Awards shall lapse as to the Shares subject to such repurchase rights. The Committee may override the limitations on acceleration in this Section 13(b) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with Applicable Law.

(c)  Possible Early Termination of Accelerated Awards.    If the vesting of any Award under the Plan has been fully accelerated as a result of any Change in Control Event that has been approved by the Board, but such Award is not exercised by the Participant before the event giving rise to such Change in Control Event is consummated, than such Award will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board for the survival, substitution, assumption, exchange or other settlement of such Award.

(d)  Golden Parachute Limitations.    Unless otherwise specified in an Award Agreement, no Award will be accelerated under the Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

(e)  Certain Distributions.    In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.    Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.    Modification of Awards and Substitution of Options.

(a)  Modification, Extension, and Renewal of Awards.    Within the limitations of the Plan and any Award Agreement, the Committee may modify an Award, to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or, subject to the restrictions set forth in Sections 6(j) and 7(h), to accept the cancellation of outstanding Awards to the extent not previously exercised either for the granting of new Awards or for other consideration in substitution or replacement thereof.

(b)  Substitution of Options.    Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period

16.    Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.    Amendment and Termination of the Plan.

(a)  Authority to Amend or Terminate.    Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b)  Effect of Amendment or Termination.    No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.    Conditions upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.    Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.    Effective Date.

This amendment and restatement to the 1998 Stock Option Plan made pursuant to this Plan shall become effective on March 25, 2004; provided that this Plan shall be submitted to the Company’s stockholders for approval at the Company’s 2004 Annual Meeting of Stockholders, and if not approved by the stockholders at such meeting, this amendment and restatement, and any Awards granted under the Plan other than Options, shall be null, void, and of no force and effect, and the Company’s 1998 Stock Option Plan shall continue in effect in accordance with its terms that were in effect immediately before the Board approved this amendment and restatement. Awards other than Options that are granted under this Plan before approval of this Plan by the stockholders shall be granted subject to such approval and no Shares shall be distributed before such approval is obtained. The principal changes made to the 1998 Stock Option Plan pursuant to this amendment and restatement are as follows: (i) renaming it “The TriZetto Group, Inc. 1998 Long-Term Incentive Plan,” (ii) increasing the number of Shares available for issuance by 2,000,000 (from 11,000,000 to 13,000,000 Shares), (iii) adding provisions that permit Awards other than Options and (iv) modifying the Committee’s discretion to administer the Plan and past or future Awards.

The terms and conditions of all Options outstanding under the 1998 Stock Option Plan immediately before the effective date of this amendment and restatement shall continue to be governed by the terms and conditions of the 1998 Stock Option Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was granted; provided, however, that any one or more provisions of the amended and restated Plan, may, in the Committee’s discretion, be extended to one or more of such Options (subject to the Participant’s written consent of any adverse changes).

21.    Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.    Laws and Regulations.

(a)  U.S. Securities Laws.    This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)  Other Jurisdictions.    To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans applicable to particular locations and countries.

23.    No Shareholder Rights.    Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.    No Employment Rights.    The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means any entity, including any “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, which together with the Company is under common control within the meaning of Section 414 of the Code.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons:

(i) the Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy;

(ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty or other willful misconduct;

(iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or

(iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall, in its discretion, determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control Event” means any of the following:

(i) Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii) Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

(iii) Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not an Affiliate;

(iv) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person that was a stockholder of the Company on May 19, 1998 becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means The TriZetto Group, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Plan” means The TriZetto Group, Inc. 1998 Long-Term Incentive Plan, as amended and restated hereby.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means an ordinary voting share of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” means Awards granted without restrictions pursuant to Section 8 of the Plan.

Ú FOLD AND DETACH HERE Ú

Please Detach Here

Ú You Must Detach This Portion of the Proxy Card Ú

Before Returning it in the Enclosed Envelope

THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	Election of Directors:

☐	FOR ALL of the nominees listed below	☐	FOR ALL, EXCEPT as indicated to the contrary below	☐	WITHHOLD AUTHORITY to vote for all of the nominees listed below

Nominees: Lois A. Evans, Thomas B. Johnson and David M. Thomas

(Instructions: To withhold authority to vote for any individual nominee, mark the “FOR ALL, EXCEPT” box and write that nominee’s name in the space provided below.)

Exceptions:

2. Amendment and restatement of TriZetto’s 1998 Stock Option Plan:	4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of appointment of Ernst & Young LLP as
independent public accountants:

☐ FOR	☐ AGAINST	☐ ABSTAIN

	Date:	, 2004

ADDRESS LABEL
THIS SPACE MUST BE LEFT BLANK	Signature

Signature

Please sign your name exactly as it appears hereon. When shares are held jointly, each stockholder should sign. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

P R O X Y

THE TRIZETTO GROUP, INC.

Proxy Solicited by the Board of Directors

Annual Meeting of Stockholders – May 13, 2004

The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and James C. Malone, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the stock of THE TRIZETTO GROUP, INC. that the undersigned is entitled to represent and vote at the 2004 Annual Meeting of Stockholders of THE TRIZETTO GROUP, INC. to be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, on Thursday, May 13, 2004, at 9:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as shown on the reverse side of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1998 STOCK OPTION PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT – PLEASE SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY

(Continued and to be signed on reverse side)